ACCREDITED MORTGAGE LOAN TRUST 2004-2
ANNUAL STATEMENT AS TO COMPLIANCE
(Section 3.10 of the Indenture)
Pursuant to Section 3.10 of the Indenture dated as of May 1, 2004, between
Accredited Mortgage Loan Trust 2004-2, as Issuer, and LaSalle Bank National
Association, as Indenture Trustee (the "Indenture"), the Master Servicer hereby states, on behalf of the Trust, that (initially capitalized terms used herein and not otherwise defined have the same meanings as under the Indenture):
1. James A. Konrath (the "Authorized Officer") is the duly elected, qualified and acting Chief Executive Officer of the Master Servicer.
2. A review of the fulfillment by the Trust during the preceding calendar year of its obligations under the Indenture has been made under the Authorized Officer's supervision.
3. To the best of the Authorized Officer's knowledge, based on such review, the
Trust has complied with all conditions and covenants under the Indenture throughout such year.
EXECUTED as of the 15th day of March, 2005.
ACCREDITED HOME LENDERS, INC.
as Master Servicer on behalf of the Trust

By: /s/ James A. Konrath
James A. Konrath
Chief Executive Officer

ACCREDITED MORTGAGE LOAN TRUST 2004-2
OFFICER'S CERTIFICATE
(Section 5.09 of the Sale and Servicing Agreement)
Pursuant to Section 5.09 of the Sale and Servicing Agreement dated as of May 1,
2004 (the "Agreement"), by and among ACCREDITED MORTGAGE LOAN REIT
TRUST, as Seller (the "Seller"), ACCREDITED HOME LENDERS, INC., as Sponsor
(in such capacity, the "Sponsor") and as Master Servicer (in such capacity, the "Master
Servicer"), ACCREDITED MORTGAGE LOAN TRUST 2004-2, as Issuer (the "Trust"),
COUNTRYWIDE HOME LOANS SERVICING LP, as Backup Servicer (the "Backup
Servicer") and LASALLE BANK NATIONAL ASSOCIATION, as Indenture Trustee
(the " Trustee" (the "Agreement"), James A. Konrath, Chairman of the Board
of the Master Servicer, and Jeffrey W. Crawford, Assistant Secretary of the Master
Servicer, hereby state as follows (initially capitalized terms used herein and not otherwise defined have the same meanings as under the Agreement:
1. They are the duly elected, qualified and acting Chairman of the Board and
Assistant Secretary, respectively, of the Master Servicer.
2. A review of the activities of the Master Servicer during the preceding calendar year and of its performance under the Agreement has been made under their supervision.
3. To the best of their knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such year.
EXECUTED as of the 15th day of March, 2005.
/s/ James A. Konrath
James A. Konrath
Chairman of the Board

/s/ Jeffrey W. Crawford
Jeffrey W. Crawford
Assistant Secretary